Exhibit 99.1

Contact:	FOR IMMEDIATE RELEASE
Julia Hallisey
Investor Relations
Tel: +1-203-504-1063
Aircastle to Announce Fourth Quarter and Year End Earnings on March 5, 2010

Stamford, CT. February 25, 2010 – Aircastle Limited (NYSE: AYR) announced today that it plans to release its fourth quarter and full year financial results for the period ended December 31, 2009 on March 5, 2010 before the market opens.
In connection with the earnings release, management will host an earnings conference call on Friday, March 5, 2010 at 10:00 A.M. Eastern time. A copy of the earnings release will be posted to the Investors section of the Aircastle Limited website provided below. All interested parties are welcome to participate on the live call. The conference call can be accessed by dialing (866) 510-4578 (from within the U.S.) or (706) 634-9537 (from outside of the U.S.) ten minutes prior to the scheduled start and referencing the “Aircastle Fourth Quarter and Year End Earnings Call.”
A webcast of the conference call will be available to the public on a listen-only basis at www.aircastle.com. Please allow extra time prior to the call to visit the site and download the necessary software required to listen to the internet broadcast. A replay of the webcast will be available for three months following the call. In addition to the earnings release an accompanying presentation will be posted to the Investors section of Aircastle’s website.
For those who are not available to listen to the live call, a replay will be available until 11:59 P.M. Eastern time on Friday, March 19, 2010 by dialing (800) 642-1687 (from within the U.S.) or (706) 645-9291 (from outside of the U.S.); please reference passcode “54681916.”
About Aircastle Limited
Aircastle Limited is a global company that acquires, leases and sells high-utility commercial jet aircraft to airlines throughout the world. As of September 30, 2009 Aircastle’s aircraft portfolio consisted of 128 aircraft and it had 60 lessees located in 34 countries.
For more information regarding Aircastle and to be added to our email distribution list, please visit www.aircastle.com.

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